Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 14, 1997, on our audit of the financial statements of Hayes Computer Systems, Inc. as of January 31, 1997, and for ten months ended January 31, 1997. We also consent to the reference to our firm under the caption "Experts."






/s/ Coopers & Lybrand L.L.P.


Miami, Florida
June 30, 1998